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                                                                EXHIBIT 10.5

                         EDISON BROTHERS STORES, INC.

                    1998 DEFERRED STOCK COMPENSATION PLAN
                          FOR NON-EMPLOYEE DIRECTORS



                                  ARTICLE I

                                 INTRODUCTION


         1.1 Purpose of the Plan. The Edison Brothers Stores, Inc. 1998 Deferred Stock Compensation Plan for Non-Employee Directors (the "Plan"), by allowing fees payable to such Directors to be deferred and received in the form of Common Stock of the Company, is intended to encourage such Directors to acquire a greater personal stake in the success of the Company and thereby increase the identification of interests between such Directors and the stockholders of the Company.

         1.2 Effective Date. The Plan shall be subject to approval by the stockholders of the Company at the Company's 1998 Annual Meeting of Stockholders, and if so approved, shall become effective on the date of such approval.


                                  ARTICLE II

                                 DEFINITIONS

         2.1 "Board" means the Board of Directors of the Company.

         2.2 "Committee" means the Board or a committee of the Board comprised of two or more Outside Directors appointed by the Board to administer the Plan.

         2.3 "Common Stock" means the Common Stock of the Company, par value $.01 per share.

         2.4 "Company" means Edison Brothers Stores, Inc., a Delaware corporation, or any successor thereto.

         2.5 "Deferral Election" means a written election to defer Fees under the Plan.

         2.6 "Director" means a member of the Board who is not an employee of the Company or any of its subsidiaries or affiliates. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as amended.



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         2.7 "Effective Date" means the date on which the Plan is approved by the Stockholders of the Company as provided in Section 1.2.

         2.8 "Fee Payment Date" means the date Fees would otherwise have been paid to a Participant.

         2.9 "Fees" means any retainer or meeting fees payable to a Director for serving as a member of the Board or of any committee thereof. Fees shall not include any expenses paid directly or through reimbursement.

         2.10 "Market Value," when used with reference to a share of Common Stock as of a particular date, means the closing price of a share of Common Stock as reported for that date (or, if no prices are quoted for that date, for the last preceding date for which such prices are quoted) on the New York Stock Exchange, or, if the Common Stock is not then listed on the New York Stock Exchange, on such other national securities exchange on which the Common Stock is listed or, if not so listed, then on the Nasdaq National Market. If, as of a particular date, the Common Stock is not listed or quoted on any national securities exchange or on the Nasdaq National Market, then the Market Value of a share of Common Stock as of such date shall be determined according to such criteria as the Committee in good faith shall deem appropriate.

         2.11 "Outside Director" means a member of the Board who is a "non-employee director" as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

         2.12 "Participant" means a Director who defers Fees under Article V of the Plan.

         2.13  "Secretary" means the Secretary of the Company.

         2.14 "Shares" means shares of Common Stock.

         2.15 "Stock Units" means the credits to a Participant's Stock Unit Account under Article V of the Plan.

         2.16 "Stock Unit Account" means the account established by the Company pursuant to Section 5.5.

         2.17 "Termination of Service" means termination of service as a member of the Board for any reason.




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                                 ARTICLE III

                                ADMINISTRATION

         The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or desirable for the administration of the Plan. The decisions of the Committee with respect to the matters set forth in this Article III shall be final and binding on all interested parties.


                                  ARTICLE IV

                                 ELIGIBILITY

         Each person who is a Director on a Fee Payment Date shall be eligible to defer Fees payable on such date in accordance with Article V of the Plan. If any Director subsequently becomes an employee of the Company or any of its subsidiaries, but does not incur a Termination of Service, such Director shall continue as a Participant with respect to Fees previously deferred, but shall cease eligibility with respect to all future Fees, if any, earned while an employee.


                                  ARTICLE V

                              DEFERRAL ELECTIONS

         5.1 General Rule. Each Director may, in lieu of receipt of Fees, defer all or part of such Fees in accordance with this Article V, provided that such Director is eligible under Article IV of the Plan to defer such Fees on the Fee Payment Date.

         5.2 Timing of Election. Each Director who is serving on the Board on the Effective Date may make a Deferral Election at any time prior to that date, which election shall be effective as of the Effective Date. Any Director who is serving on the Board on the Effective Date who does not make a Deferral Election prior to the Effective Date, and any person who is not serving as a Director on the Effective Date but thereafter becomes a Director, may make a Deferral Election at any time before the commencement of any subsequent calendar year, which election shall be effective as of the first day of such calendar year.

         5.3 Duration of Election. A Deferral Election shall apply to Fees payable after the date such Deferral Election becomes effective and shall be deemed to be continuing unless the Participant revokes or modifies such Deferral Election by filing a new Deferral Election before the first day of any subsequent calendar year, which new Deferral


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Election shall be effective as of the first day of such calendar year, subject to the last sentence of Section 6.1 of the Plan.

         5.4 Form of Election. A Deferral Election shall be made by completing and filing with the Secretary a notice of election in the form specified by the Committee. A Deferral Election shall set forth (a) the portion (up to 100%) of Fees to be deferred by the Participant, and (b) when the payout shall be made or commence, and whether it shall be delivered in a lump sum or according to an installment schedule as provided in Section 6.1 of the Plan.

         5.5 Stock Unit Account. The Company shall establish a Stock Unit Account for each Participant. On each Fee Payment Date, each Participant's Stock Unit Account shall be credited with a number of Stock Units equal to the portion of the Fee payable on such Fee Payment Date deferred by such Participant, divided by the Market Value of a Share on such Fee Payment Date. Fractional Stock Units shall be calculated to three decimal places and credited cumulatively.

         5.6 Crediting of Dividends. If a dividend or distribution is paid on the Common Stock in cash or in property other than Shares, then on the date of payment of the dividend or distribution the Stock Unit Account of each Participant shall be credited with that number of Stock Units (including fractional units) equal to the number of Stock Units credited to the account as of the record date for such dividend or distribution, times the cash amount of the dividend paid or the fair market value of the property distributed per Share, divided by the Market Value of a Share on the date such dividend or distribution is paid.


                                  ARTICLE VI

                      SETTLEMENT OF STOCK UNIT ACCOUNTS

         6.1 Payment Options. A Participant's Stock Unit Account is to be settled by delivering to the Participant a number of Shares equal to the number of Stock Units then credited to the Participant's Stock Unit Account. Such delivery shall be made in one lump sum on, or as soon as administratively feasible after, the first day of the calendar month immediately following the month in which the Participant incurs a Termination of Service; provided, however, that, in lieu thereof, a Participant may elect (a) to have the delivery of Shares in settlement of his or her Stock Unit Account made or commence (as the case may be) on, or as soon as administratively feasible after, January 1 of the year immediately following the date on which the Participant incurs a Termination of Service, and/or (b) to have the delivery of Shares in settlement of his or her Stock Unit Account made in annual installments over a period not to exceed ten years following the date of the first such payment. If a Participant elects to have the delivery made in annual installments, the number of Shares delivered in each such installment shall be determined by multiplying
(i) the number of Stock Units credited to the Stock Unit Account on the date of payment of such installment by (ii) a fraction, the numerator of which is one and


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the denominator of which is the number of remaining unpaid installments.
Notwithstanding the foregoing, if an election made by a Participant would result in the delivery of Shares in installments of fewer than 100 Shares per annum, then all of the Shares to be delivered to the Participant in settlement of his or her Stock Unit Account shall be delivered in one lump sum. If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional Share, cash in lieu of such fractional Share shall be paid to the Participant based on the Market Value of a Share on the day immediately preceding the date of such payment. A Participant's Stock Unit Account shall continue to be credited with dividends or distributions paid on the Common Stock pursuant to Section 5.6 and shall be subject to adjustment pursuant to Article IX until the entire balance of the Stock Unit Account has been distributed. The election described in this Section 6.1 shall be made when a Deferral Election is filed under Article V. A Participant may change the manner in which his or her Stock Unit Account is to be distributed by filing a new Deferral Election with the Secretary, provided, however, that (a) such change may be made only with the prior consent of the Committee and (b) the new Deferral Election must be filed at least six months before the date on which the Participant incurs a Termination of Service.

         6.2 Payment Upon Death of a Participant. If a Participant dies before the entire balance of his or her Stock Unit Account has been distributed, the balance of the Participant's Stock Unit Account shall be paid in a lump sum, as soon as administratively feasible after the Participant's death, to the beneficiary designated by the Participant under Article VIII.


                                 ARTICLE VII

                               UNFUNDED STATUS

         The interest of each Participant in any Fees deferred under the Plan (and any Stock Units or Stock Unit Account relating thereto) shall be solely that of a general creditor of the Company. Stock Unit Accounts, and Stock Units credited thereto, shall at all times be maintained by the Company only as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company. The Company shall not be required to acquire, reserve, segregate or otherwise set aside Shares for the payment of its obligations under the Plan, but shall make available as and when required a sufficient number of Shares to meet the needs of the Plan.


                                 ARTICLE VIII

                          DESIGNATION OF BENEFICIARY

         Each Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive payment of the Participant's Stock Unit Account if the Participant dies before receiving full payment. The Company may rely upon the most


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recent beneficiary designation, provided that such form was executed by the Participant or his or her legal representative and filed with the Secretary prior to the Participant's death. If the Participant fails to designate a beneficiary, or if all designated beneficiaries of the Participant die before complete payment is made hereunder, any remaining unpaid amounts shall be paid in one lump sum to the estate of the Participant.


                                  ARTICLE IX

                  ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         The number of Stock Units credited to each Participant's Stock Unit Account shall be proportionately adjusted to reflect any dividend or other distribution on the outstanding Shares payable in Shares or any split or consolidation of the Shares. If the outstanding Shares shall be changed into or exchangeable for a different class or classes of securities of the Company or securities of another corporation, whether through reorganization, reclassification, recapitalization, merger, consolidation or otherwise, then, in a manner that the Committee deems equitable, there shall be substituted for each Share to be delivered upon settlement of Stock Unit Accounts the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed or for which each such Share shall be exchanged.


                                  ARTICLE X

                              GENERAL PROVISIONS

         10.1 No Stockholder Rights Conferred. Nothing contained in the Plan will confer upon any Participant or beneficiary any rights of a Stockholder of the Company, unless and until Shares are actually issued or transferred to such Participant or beneficiary in accordance with Article VI.

         10.2 Service as Director. Nothing in this Plan shall be construed as conferring any right upon any Director to continue as a member of the Board.

         10.3 Changes to the Plan. The Board may at any time amend, suspend or terminate the Plan, provided that no amendment, suspension or termination of the Plan may, without the written consent of an affected Participant, adversely affect the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account at the time of such amendment, suspension or termination.

         10.4 Compliance with Laws. The obligation of the Company to issue or deliver Shares under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such Shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the Shares shall have been listed (or authorized for listing upon official notice of issuance) upon


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each stock exchange or national quotation system, if any, on which shares of the Common Stock may then be listed, and (iii) such other conditions or requirements as, in the opinion of the Company's counsel, may be necessary to comply with all other applicable laws, regulations, rules and orders then in effect.

         10.5 Non-Alienability of Benefits. Neither a Participant nor any beneficiary designated by such Participant may alienate, assign, transfer, pledge, sell or encumber any Stock Unit, Stock Unit Account or any benefit or right under the Plan, nor shall any Stock Unit, Stock Unit Account or any benefit or right under the Plan be subject to the claims of any creditors of any Participant or designated beneficiary.

         10.6 Governing Law. The validity, construction and effect of the Plan will be governed by (i) the Delaware General Corporation Law, and (ii) to the extent applicable, the laws (other than the corporation laws) of the State of Missouri.